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                                                                   EXHIBIT 10.11


                   TOWNE CREDIT MERCHANT PROCESSING AGREEMENT

                                      among

                              Towne Services, Inc.

                                       and

The "Bank":                        The "Merchant":
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Date:

         The Bank is a participant in the Towne Credit program offered by Towne Services, Inc. ("TSI"), which is an automated merchant point of sale service which serves as a "virtual credit card" program for small and medium size merchants selling goods or providing services on in-house accounts, and the Merchant desires to participate in the Towne Credit program through the Bank. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Uniform Commercial Code.

         The Bank, the Merchant, and TSI agree as follows:

         SECTION 1.  THE TOWNE CREDIT PROGRAM

         1.1 ELECTION TO PARTICIPATE IN THE TOWNE CREDIT PROGRAM. The Merchant hereby elects to participate in the Towne Credit program in accordance with the guidelines issued from time to time by TSI. Pursuant to the Towne Credit program, the Merchant shall elect (by marking the appropriate box on Schedule A to this Agreement) either to purchase or lease a point of sale cash register system meeting the specifications required by TSI at the price or rate indicated on Schedule A. TSI will assist the Merchant in the installation of, and will provide maintenance and support for, the Towne Credit program and the point of sale terminal and other materials used in connection with the Program.

         1.2 OPERATION OF THE TOWNE CREDIT PROGRAM. The Merchant agrees to enter its customer accounts on the Towne Credit point of sale terminal. The Merchant also agrees to process its customers' transactions through the Towne Credit point of sale terminal in accordance with the instructions provided by TSI. The Merchant may elect to process each transaction through either (i) "Towne Credit," pursuant to which the Merchant will offer to sell the resulting Account to the Bank in accordance with Section 2 of this Agreement, or (ii) "Towne Bill," which will not involve a sale of the resulting Account to the Bank.

         TSI will process the transactions through electronic data interchange on a regular basis and will send the Merchant an electronic file containing payment and finance charge information on each customer. TSI will also handle (either directly or through a third party) the Merchant's statements, payments, finance charges, past due letters, and similar items. These services will be provided for the fees in effect from time to time by TSI. The initial fees are set forth on Schedule A, and TSI will provide the Merchant with at least 30 days' prior notice of any increase in such fees.

         1.3 DISPLAYING SYMBOLS, SERVICE MARKS AND NAMES. Upon request, TSI will sell or otherwise supply the Merchant with a reasonable supply of advertising displays, merchant decals, and other point-of-sale promotional materials bearing the Towne Credit program symbol and name to be used by the Merchant pursuant to this Agreement. The Merchant agrees to display the current signage, symbols, service marks, and name of the Towne Credit program on promotional materials to inform its customers that the Merchant offers the Towne Credit program. The Merchant's right to use or display such items shall continue only so long as this Agreement or any successor agreement is in effect. The Merchant and the Bank acknowledge that the trademark "Towne Credit" and the corresponding logotype are the property of TSI. The Merchant and the Bank shall not infringe upon the mark or logo, nor otherwise use the mark or logo in such a manner as to create the impression that the Merchant's goods or services are affiliated with or sold by TSI.

         1.4 PROCESSING TRANSACTIONS. The Merchant shall only process through the Towne Credit program valid transactions of sales of goods and services between itself and its customers. In each transaction, the Merchant shall be deemed to warrant the


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true identity of the customer as the purchaser of the Merchant's goods or services. The Merchant shall not present records of transactions that it or its employees know or should have known to be fraudulent or not authorized by the customer. The Bank and TSI reserve the right to audit the Merchant's files and records. The Merchant may not process through the Towne Credit program any transaction representing the refinancing of an existing obligation of a customer, including, but not limited to, obligations previously owed to the Merchant (except where the refinancing results from conversion of the Merchant's existing credit program to the Towne Credit program); obligations arising from the dishonor of a customer's personal check; and obligations representing the collection of any pre-existing indebtedness.

         1.5 COMPLIANCE WITH LAWS AND INDEMNIFICATION. The Merchant agrees to comply with all federal, state, and local laws, regulations, and ordinances in connection with its dealings with customers in the performance of its obligations hereunder. The Merchant agrees to indemnify and hold the Bank and TSI harmless from and against any and all liabilities, losses, costs, damages, attorneys' fees, and expenses of whatever kind or nature (i) which the Bank or TSI may sustain or incur by reason of, or in consequence of, the Merchant's failure to comply with such laws, regulations, or ordinances, (ii) in connection with any disputes related to sales transactions of the Merchant which are processed through the Towne Credit program, or (iii) in connection with any applicable rule requiring that records of sales or credit transactions be maintained by the Bank or TSI or any other person. Each of the Merchant and the Bank is responsible for making its own credit decisions and each agrees to indemnify and hold TSI harmless against all claims, losses, or damages relating thereto or relating to claims by its customers.

         1.6 RECORDS. The Merchant shall maintain documentation in compliance with Regulation Z of any sales transaction between the Merchant and a customer which is processed through the Towne Credit program and, upon request by the Bank or TSI, the Merchant will promptly provide a copy of such documentation to the Bank or TSI. The Merchant agrees that it will keep and preserve tangible copies of confirmations of sales and credit transactions authorized and data captured through and by the Towne Credit program for seven years from the date of each such transaction. In the event regulations require that the Bank or TSI maintain records of sales or credit transactions, the Merchant hereby agrees to maintain such records on behalf of the Bank and TSI.

         1.7 AUTHORIZATION FOR AUTOMATED CLEARING HOUSE TRANSACTIONS, DIRECT DEPOSITS, ETC. The Merchant agrees to open a commercial deposit account with the Bank upon execution of this Agreement if it does not currently have one. The Merchant hereby authorizes the Bank to present automated clearing house ("ACH") credit for the payment of deposits due from the Bank or TSI and to present ACH debits or payment due the Bank or TSI for discounts, fees, purchases or chargebacks of Accounts, purchase or lease payments for point of sale equipment, and other charges or payments pursuant to The Towne Credit program, as well as for any obligations due the Bank upon an Event of Default. The Merchant's ABA Transit Routing Number, Federal Tax Identification Number, and Demand Deposit Account Number with the Bank are as shown below the Merchant's signature at the end of this Agreement, and a voided blank check or deposit slip for such account is attached hereto. The authority granted in this Section 1.7 shall remain in full force and effect until the Merchant has notified the Bank in writing of the termination of such authorization, in such time and in such manner as to afford the Bank a reasonable opportunity to act thereon, or until ten days after the Bank shall have provided written notice to the Merchant of termination of such ACH arrangement. The Merchant also agrees, at the request of the Bank, to establish direct deposit and withdrawal and/or other arrangements for the transfer of funds into and out of the Merchant's account with the Bank, and to execute any forms requested by the Bank in connection therewith.

         SECTION 2.   PURCHASE OF ACCOUNTS BY THE BANK.

         2.1 SALE OF ACCOUNTS TO THE BANK. Each transaction processed by the Merchant through the "Towne Credit" option will constitute an offer by the Merchant to sell the resulting Account to the Bank. The Bank reserves the right to decline to purchase any or all of the Merchant's Accounts. The Bank will purchase an Account by notifying the Merchant and advancing to the Merchant an amount equal to the face amount of such Account, less any applicable fees, discounts, or charges, multiplied by the advance rate percentage set forth on Schedule A, and the Bank shall make such advance by crediting the Merchant's primary account with the Bank. The Bank may also from time to time make other advances to the Merchant in such amounts as may be mutually agreed. The Bank may also retain (or pay into the Reserve Account described in Section 2.4) a reserve from such advances, and in its discretion revise the amount thereof from time to time, as security for the Merchant's obligations hereunder. The Bank may apply any amounts received in connection with Accounts processed through the Towne Credit or Towne Bill program to repay any outstanding advances and any interest or other applicable fees or charges. After a purchased Account is collected in full by the Bank, the Bank shall pay to the Merchant the purchase price for such Account, less an amount equal to the amount previously advanced by the Bank with respect to the Account and applicable fees and charges. The Bank shall make such payments periodically by crediting the Merchant's primary account with the Bank. Either the Bank or TSI will send monthly statements to the Merchant's customers whose Accounts are purchased by the Bank, instructing such customers to make their payments directly to the Bank.

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         2.2 REPURCHASE OF ACCOUNTS. The Bank may require that the Merchant repurchase any Account in its sole discretion. In addition, the Merchant shall immediately repurchase all Accounts upon the termination of this Agreement, as well as any portion of an Account which remains unpaid for more than 90 days from the date on which the Account was created. The Merchant agrees to repurchase all such Accounts and hereby authorizes the Bank to consummate all such repurchases by debiting the Merchant's account as described in Section 1.7 or the Reserve Account or, if requested by the Bank, by payment to the Bank of the unpaid face amount due on the repurchased Accounts.

         2.3 SECURITY INTEREST. As collateral securing the Obligations, the Merchant grants to the Bank a continuing first priority security interest in and to all collateral (if any) specified on Schedule B to this Agreement (the "Collateral"). The Bank shall also retain a security interest in any Account which is repurchased by the Merchant, and title to the Account and to the goods, if any, represented by a repurchased Account shall remain with the Bank until all Obligations are paid in full. The Bank may also require additional collateral or guarantees to secure the obligations. The Merchant shall execute and deliver to the Bank such documents and instruments, including, without limitation, Uniform Commercial Code financing statements, as the Bank may request from time to time in order to evidence and perfect its security interest in any Collateral securing the Obligations. Without the consent of the Bank, the Merchant shall not allow any financing statements covering the Collateral to be on file in any public office.

         2.4 RESERVE ACCOUNT. At the beginning of each month during the term of this Agreement, the Bank may deduct from any commercial deposit account of the Merchant funds sufficient to establish and maintain a reserve account (the "Reserve Account") in the Bank's name and/or benefit in an amount or percentage specified from time to time by the Bank. The initial Reserve Account amount or percentage is set forth on Schedule A. The Bank may also hold and pay into the Reserve Account any funds received in payment for transactions processed through the Towne Credit or Towne Bill program if necessary to maintain the Reserve Account at the specified level. In addition, upon termination of this Agreement, the Bank may deduct from any deposit accounts of the Merchant and pay into the Reserve Account an amount equal to 100% of all Accounts purchased by the Bank during the four immediately preceding calendar months. The Bank may charge the Reserve Account for any repurchase of Accounts and any other charges and fees to the Bank or TSI pursuant to this Agreement. The Bank shall have no duty to invest the funds held in the Reserve Account nor to pay interest thereon. The Reserve Account shall remain in existence for 180 days following the termination of this Agreement unless the Bank determines at an earlier date that no further repurchase of Accounts pursuant to this Agreement will occur. Upon the lapse of 180 days or at such earlier date as the Bank in its discretion may determine, the Bank shall pay over to the Merchant any funds remaining in the Reserve Account after deduction of all Account repurchases and other charges and fees pursuant to this Agreement.

         2.5 RIGHT OF SET-OFF. In addition to and not in conflict with the above, the Merchant hereby acknowledges that the Bank has the right to charge or set off against any deposit of the Merchant with the Bank any debts or obligations owing by the Merchant to the Bank, whether direct or indirect, secured or unsecured, absolute or contingent, joint or separate, due or to become due, whether as maker, endorser, guarantor, or otherwise, now existing or hereafter contracted or acquired by the Bank, and wherever payable, together with the interest thereon and expenses, if any, which may be incurred by the Bank in connection therewith (the "Obligations").

         2.6 EVENTS OF DEFAULT. The following events will constitute an Event of Default hereunder: (i) the Merchant defaults in the payment of any Obligations,
(ii) the Merchant or any guarantor of the Obligations becomes subject to any debtor-relief proceedings, (iii) any such guarantor fails to perform or observe any of its obligations to the Bank or notifies the Bank of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever, or (iv) the Bank for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the Obligations. Upon the occurrence of any Event of Default, in addition to any rights the Bank has under this Agreement or applicable law, the Bank may immediately terminate this Agreement, at which time all Obligations shall become immediately due and payable without notice.

         SECTION 3.                 GENERAL

         3.1 COLLECTION OF ACCOUNTS. The Merchant hereby appoints and authorizes TSI and the Bank, and the Bank hereby appoints TSI, to serve as its attorney-in-fact in connection with the collection of Accounts from the Merchant's customers. TSI and the Bank shall have the right on behalf of and as agent for the Merchant, and TSI shall have the right on behalf of and as agent for the Bank, (a) to receive, take, endorse, assign and deliver in the Merchant's (or the Bank's) name any and all checks, drafts and other instruments for the payment of money relating to the Accounts processed through the Towne Credit program, and (b) to take or bring, in the name of the Merchant or the Bank, all steps, suits, or proceedings deemed by TSI or the Bank to be desirable to effect collection of or other realization upon the Accounts and other Collateral, (c) after an Event of Default, extend the time of payment of, or settle for cash, credit, or return of merchandise, all Accounts and other Collateral which includes a monetary

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obligation, and release the customer or any other obligor, all upon such terms and conditions as TSI or the Bank may deem appropriate and without affecting any of the Obligations, and (d) execute in the name of the Merchant and file against the Merchant in favor of the Bank financing statements or amendments with respect to the Collateral. However, TSI does not by anything herein or in any assignment or otherwise assume any of the Bank's or the Merchant's obligations under this Agreement or otherwise, and TSI shall not be responsible in any way for the performance by the Bank or the Merchant of any of the terms and conditions thereof.

         Payments by customers will be deemed made when collected funds are received and processed by the Bank or TSI, and all payments received from or for the account of a customer will be applied to the obligations of that customer. If the Merchant receives any payment from a customer with respect to charges for merchandise or services which are processed through the Towne Credit program, the Merchant shall receive such remittances in trust for the Bank and shall indicate receipt of such funds on the Towne Credit point of sale terminal. The Bank may require that the Merchant remit the funds to the Bank, properly endorsed, no later than the next banking day following such request. Absent such a request, however, the funds may be retained by the Merchant as an advance by the Bank as described in Section 2.1, and the Merchant's account will be debited to reflect the advance. The Merchant will pay to the Bank any finance charges incurred pursuant to a customer's credit agreement which is a result of delay on the Merchant's part in delivering payments or credit memos to the Bank.

         3.2 ACCOUNT DISPUTES. The Merchant shall promptly notify the Bank and TSI of and, if requested by the Bank, will settle, at its sole cost and expense, all disputes concerning any Accounts purchased by the Bank. However, the Merchant shall not, without the Bank's prior written consent, compromise or adjust any such Account.

         3.3 NOTICES. TSI or the Bank may modify the terms set forth on Schedule A from time to time upon 30 days' prior written notice to the Merchant, provided that the Bank may increase or decrease the reserve amount or percentage for the Reserve Account from time to time in its sole discretion and shall promptly notify the Merchant of any such increase or decrease. Any notice required or permitted to be given may be given in writing by depositing such notice in the United States mail, postage paid, addressed as indicated below or to such other place or places as any party hereto shall designate by written notice to the others. The Merchant hereby waives notice of default or non-payment, protest or notice of protest, demand for payment, and any other demands or notices in connection with this Agreement or any sales or credit processed through the Towne Credit program. The Merchant hereby consents to extensions of time granted, or compromise made, with any customer liable on any sales processed through the Towne Credit program without affecting any liability of the Merchant thereon or hereunder.

         3.4 LIMITATION OF LIABILITY. The Merchant acknowledges that data conversion is subject to likelihood of human and machine errors, omissions, delays, and losses, including inadvertent mutilation of documents, which may give rise to loss or damage. Accordingly, the Merchant agrees that TSI shall not be liable on account of any such errors, omissions, delays, or losses unless caused by its gross negligence or willful misconduct. The Merchant is responsible for adopting reasonable measures to limit its exposure with respect to such potential losses and damages, including (without limitation) examination and confirmation of results prior to use thereof, provision for identification and correction of errors and omissions, preparation and storage of backup data, replacement of lost or mutilated documents, and reconstruction of data. The Merchant is also responsible for complying with all local, state, and federal laws pertaining to the use and disclosure of any data and in connection with all agreements the Merchant enters into with its customers. The Merchant acknowledges that any form of agreement provided by TSI which the Merchant may use with its customers is provided by TSI solely for the Merchant's benefit; the Merchant is not obligated to use any such agreement; and the Merchant should consult its own legal and accounting advisers with respect to the enforceability and accounting treatment thereof. The cumulative liability of TSI to the Merchant for all claims relating to the Towne Credit program and this Agreement, including any cause of action sounding in contract, tort, or strict liability, shall not exceed the total amount of all fees paid to TSI hereunder. In no event shall TSI be liable for any loss of profits; any incidental, special, exemplary, or consequential damages; or any claims or demands brought against the Merchant, even if TSI has been advised of the possibility of such claims or demands. This limitation upon damages and claims is intended to apply without regard to whether other provisions of this Agreement have been breached or have proven ineffective.

         3.5 TERMINATION. This Agreement may be terminated by any party at any time upon 30 days' prior written notice to the others setting forth the effective date of termination. From and after such effective date the Merchant shall cease processing sales through the Towne Credit program, shall cease displaying the service marks, symbols, and names related to the Towne Credit program, and shall promptly return to the Bank or TSI all materials relating to the Towne Credit program. All obligations of the Merchant incurred or existing under this Agreement as of the date of termination shall survive such termination, including, without limitation, any continuing obligation with respect to repurchases of Accounts.

         3.6 GENERAL. This Agreement shall be governed by Georgia law. This Agreement may be executed in one or more counterparts. Promptly upon request by the Bank or TSI, the Merchant shall execute such other agreements or instruments and

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give all assistance reasonably required to evidence more fully and otherwise give full and proper effect to the Bank's and TSI's rights under this Agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect. The Bank, TSI, and the Merchant are independent contractors and nothing contained herein shall be deemed to constitute either the Bank, TSI, or the Merchant as agent for the others. This Agreement shall be binding upon the successors of the Bank, TSI, and the Merchant, but may not be assigned by any party without the written consent of the others, except that TSI may assign this Agreement to any subsidiary or affiliate or pursuant to a merger, sale of substantially all its assets, or similar transaction. While this Agreement is in effect, the Merchant shall not enter into a merchant participation agreement for any other product similar to Towne Credit. This Agreement and its attachments constitute the entire agreement between the parties with respect to the matters covered hereby and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof (but any rental of a Towne Credit point of sale terminal shall be made pursuant to and subject to the terms of a separate rental agreement).

         IN WITNESS WHEREOF, TSI, the Merchant, and the Bank have executed this Agreement as of the date set forth on the first page of this Agreement.

         THE BANK:                         THE MERCHANT:
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         By:                               By:
            ---------------------------       ----------------------------------
            Name:                             Name:
            Title:                            Title:


          MAILING ADDRESS:                 MAILING ADDRESS:




TOWNE SERVICES, INC.:                      ABA Transit Routing

                                           No.:
                                               -----------------------

         By:                               DDA No.:
            ----------------------------           ------------------------
         Name:
         Title:                            (Please attach a voided check or
                                           deposit slip)

         MAILING ADDRESS:                  Federal Tax I.D. No.
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